EXHIBIT 5.1

Opinion of Counsel

December 28, 2007

AgFeed Industries, Inc.
1095 Qing Lan Avenue
Economic and Technical Development Zone
Nan Chang City, Jiangxi Province
China, 330013

Ladies and Gentlemen:

We are acting as counsel to AgFeed Industries, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3, (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement covers the registration of up to $75,000,000 in maximum aggregate offering price of shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), and warrants to purchase shares of Common Stock (“Warrants”).

In our capacity as the Company's counsel in connection with the Registration Statement, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Common Stock and Warrants and, for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. We have examined the original, or a photostatic or certified copy, of such records of the Company, certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Based upon our examinations mentioned above, subject to the assumptions stated and relying on statements of fact contained in the documents we have examined, we are of the opinion that:

1. The Company is a corporation duly organized and validly existing under the laws of the State of Nevada.

2. Upon the adoption by the Board of Directors of the Company (the "Board of Directors") of a resolution in form and content required under applicable law authorizing a designated number of shares of Common Stock (including any shares of Common Stock that may underlie Warrants) for issuance at a minimum price or value of consideration to be set by the Board of Directors, the Company shall have the authority to issue the Common Stock (including any shares of Common Stock that may underlie Warrants) as described in the Registration Statement and a prospectus supplement that is consistent with such authorization, and when such shares of Common Stock (including any shares of Common Stock that may underlie Warrants) are issued and delivered against payment of the consideration therefor as set by the Board of Directors (which consideration shall not be less than the par value), such shares of Common Stock (including any shares of Common Stock that may underlie Warrants) shall be legally issued, fully paid and non-assessable.

3. The Company has the requisite authority to enter into warrant agreements relating to shares of Common Stock, and when (a) the terms of the Warrants and any applicable warrant agreement are established or authorized and the Warrants are specifically authorized for issuance by the Board of Directors of the Company or an authorized committee thereof and (b) the Warrants are duly executed by the Company, all conditions for delivery of the Warrants established by the authorization of the Board of Directors of the Company or an authorized committee thereof have been met and the Warrants are delivered by the Company against payment therefor, as described in the Registration Statement and a prospectus supplement that is consistent with such authorization, the Warrants will be binding obligations of the Company.

We assume for purposes of this opinion that (i) the applicable provisions of the Securities Act and such state "blue sky" or securities laws as may be applicable have been complied with; (ii) there is or will be a sufficient number of authorized but unissued Common Stock available for issuance under the Certificate of Incorporation of the Company, as amended, in connection with the issuance of the securities being registered under the Registration Statement; and (iii) in the case of the Warrants, a warrant agreement will have been executed and delivered by the Company, and the holder or holders of any such Warrants or warrant agent appointed on their behalf.

We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm appearing under the caption "Legal Matters" in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission.

To the extent that the obligations of the Company with respect to the securities being registered under this Registration Statement may be dependent upon such matters, we assume for purposes of this opinion that (i) the other party under the warrant agreement for any of the Warrants, namely, the warrant agent, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) such other party is duly qualified to engage in the activities contemplated by such warrant agreement; (iii) such warrant agreement has been duly authorized, executed and delivered by the other party and constitutes the legal, valid and binding obligation of the other party enforceable against the other party each in accordance with its respective terms; (iv) such other party is in compliance with respect to performance of its obligations under such warrant agreement, in accordance with all applicable laws, rules and regulations; and (v) such other party has the requisite organizational and legal power and authority to perform its obligations under such warrant agreement.

We are admitted to the Bar in the State of New York and we express no opinion as to the laws of any other jurisdiction, except the laws of the United States of America and the Private Corporations Law of the State of Nevada.

Very truly yours,

/s/ Pryor Cashman LLP
Pryor Cashman LLP